Exhibit 10.1

AMENDMENT TO THE

BOARD REPRESENTATION AND STANDSTILL AGREEMENT

This Amendment to the Board Representation and Standstill Agreement (this “Amendment”) is made as of October 26, 2017, by and among LSB Industries, Inc. (the “Company”), LSB Funding LLC (the “Purchaser”), Security Benefit Corporation (“Security Benefit”), Todd Boehly (“Boehly”), Jack E. Golsen (“J. Golsen”), Steven J. Golsen (“S. Golsen”), Barry H. Golsen (“B. Golsen”), Linda Golsen Rappaport (“L. Rappaport”), Golsen Family LLC (“Family LLC”), SBL LLC (“SBL LLC”), and Golsen Petroleum Corp. (“GPC”, and together with J. Golsen, S. Golsen, B. Golsen, L. Rappaport, Family LLC, SBL LLC, each a “Golsen Holder” and, collectively, the “Golsen Holders”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given them in the Agreement.

WHEREAS, the Board has determined it to be in the best interests of the Company to reduce the size of the Board from eleven (11) members to nine (9) members.

WHEREAS, in connection with the reduction in the size of the Board, one Director designated by the Purchaser shall resign.

WHEREAS, the Company, the Purchaser, Security Benefit and the Golsen Holders are parties to that certain Board Representation and Standstill Agreement, dated as of December 4, 2015 (as amended, restated, supplemented or otherwise modified, the “Agreement”).

WHEREAS, pursuant to Section 4(f) of the Agreement, the parties hereto desire to amend the Agreement.

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Section 1(b). The first sentence of Section 1(b) of the Agreement is hereby deleted in its entirety and replaced with “[RESERVED].”

2. Amendment of Section 1(b)(i). Section 1(b)(i) of the Agreement is hereby deleted in its entirety and replaced with “[RESERVED].”

3. Amendment of Section 1(c).

A.    The first sentence of Section 1(c) of the Agreement is amended and restated in its entirety as follows:

“(c)    For so long as the Board consists of nine (9) or fewer Directors, from and after the Closing and until the Board Designation Termination Date, the Purchaser shall be entitled to designate up to two (2) Purchaser Designated Directors pursuant to this Section 1;

provided, however, that, from and after the redemption in full of all of the Purchased Series E Preferred Stock held by the Purchaser and its Permitted Transferees (the “Redemption Termination Date”), so long as the Purchaser and its Permitted Transferees, collectively, continue to beneficially own at least 10% (but less than 25%) of the shares of Common Stock issuable upon exercise of the Warrants (whether owned following exercise of the Warrants or as a right to acquire such shares of Common Stock upon exercise of the Warrants), the Purchaser shall only be entitled to designate one (1) Purchaser Designated Director and the Company and Board shall take all actions necessary or advisable to effect the foregoing provision.”

B.    Section 1(c) is further amended by inserting the following as the second sentence thereof as a new sentence:

“For so long as the Board consists of ten (10) or more Directors, from and after the Closing and until the Board Designation Termination Date, the Purchaser shall be entitled to designate up to three (3) Purchaser Designated Directors pursuant to this Section 1; provided, however, that, from and after the Redemption Termination Date, (i) so long as the Purchaser and its Permitted Transferees, collectively, continue to beneficially own at least 25% of the shares of Common Stock issuable upon exercise of the Warrants (whether owned following exercise of the Warrants or as a right to acquire such shares of Common Stock upon exercise of the Warrants), the Purchaser shall only be entitled to designate up to two (2) Purchaser Designated Directors and (ii) so long as the Purchaser and its Permitted Transferees, collectively, continue to beneficially own at least 10% (but not greater than 24.99%) of the shares of Common Stock issuable upon exercise of the Warrants (whether owned following exercise of the Warrants or as a right to acquire such shares of Common Stock upon exercise of the Warrants), the Purchaser shall only be entitled to designate one (1) Purchaser Designated Director and the Company and Board shall take all actions necessary or advisable to effect the foregoing provision.”

4. Amendment of Section 2. Section 2 of the Agreement is hereby deleted in its entirety.

5. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of said State applicable to contracts to be made and performed entirely within said State.

6. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

LSB INDUSTRIES, INC.

By:	/s/ Daniel D. Greenwell
Name	Daniel D. Greenwell
Title:	CEO/President

LSB FUNDING LLC

By:	/s/ Anthony D. Minella
Name:	Anthony D. Minella
Title:	Manager

SECURITY BENEFIT CORPORATION

By:	/s/ Anthony D. Minella
Name:	Anthony D. Minella
Title:	Senior Vice President

/s/ Todd Boehly
Todd Boehly

/s/ Jack E. Golsen
Jack E. Golsen

/s/ Barry H. Golsen
Barry H. Golsen

/s/ Steven J. Golsen
Steven J. Golsen

/s/ Linda Golsen Rappaport
Linda Golsen Rappaport

GOLSEN FAMILY LLC

By:	/s/ Jack E. Golsen
Name:	Jack E. Golsen
Title:	Manager

SBL LLC

By:	/s/ Jack E. Golsen
Name:	Jack E. Golsen
Title:	Manager

GOLSEN PETROLEUM CORP.

By:	/s/ Jack E. Golsen
Name:	Jack E. Golsen
Title:	President

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